UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 3, 2019
Date of Report (Date of earliest event reported)

Penumbra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)
(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 3, 2019, Penumbra, Inc. (the “Company”) and South Loop 1, LLC (“Landlord”) entered into a triple net lease agreement (the “Lease”) relating to the lease of additional space at the Company’s headquarters located at Harbor Bay Business Park, Alameda, California. Pursuant to the Lease, the Company agreed to lease from Landlord an aggregate of approximately 126,700 square feet of rentable area (the “Premises”) at the to-be-constructed building located at 1310 Harbor Bay Parkway, Alameda, California 94502 (the “Building”).
The term of the Lease will commence on the earlier of (i) the date upon which the Company commences to conduct business in the Premises, and (ii) the date upon which the Premises are “Ready for Occupancy,” as that term is defined in the Lease (the “Lease Commencement Date”), and it expires on the last day of the one hundred eighty-second (182nd) full month following the Lease Commencement Date. The Company has the option to renew the Lease for up to three (3) additional five (5) year periods at the fair market rental value at the time of each respective extension, subject to terms described in the Lease.
The initial annual base rent under the Lease will be determined based on the terms of the Lease and the total development costs incurred in connection with the development of the Premises, starting sixty (60) days after the Lease Commencement Date and increased on each anniversary of the Lease Commencement Date by three percent (3%). The Lease also provides for a tenant improvement allowance in an amount equal to $90.00 per square foot of the Building, or approximately $11.4 million, towards the design and construction of certain tenant improvements made to the Building, subject to the terms set forth in the Lease.
The Company has a right of first offer to lease any space that becomes available in the buildings to be constructed at 1410 Harbor Bay Parkway and 1430 Harbor Bay Parkway, Alameda, California, subject to the terms described in the Lease.
There is no material relationship between the Company, or any of its affiliates, and Landlord, or any of its affiliates, other than the contractual relationship under the Lease.
The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: September 6, 2019	By:	/s/ Sri Kosaraju
Sri Kosaraju
President and Chief Financial Officer